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                                                                    EXHIBIT 11.1

                       IRIDIUM WORLD COMMUNICATIONS LTD.

                  COMPUTATION OF LOSS PER CLASS A COMMON SHARE
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                 PERIOD FROM
                                                              DECEMBER 12, 1996
                                                               (INCEPTION) TO
                                                              DECEMBER 31, 1996       1997
                                                              -----------------    ----------
Net loss applicable to Class A Common shares
Net loss....................................................         $--           $   18,834
                                                                     ---           ----------
Net loss applicable to Class A Common shares................         $--           $   18,834
                                                                     ===           ==========
AVERAGE NUMBER OF CLASS A COMMON SHARES:
Average number of Class A Common shares outstanding.........                        6,739,726
Diluted adjustments(2):
     Assumed exercise of options and warrants...............          --            1,507,712
                                                                     ===           ==========
Average number of Class A Common shares assumed to be
  outstanding, assuming dilution............................          --            8,247,438
                                                                     ===           ==========
NET LOSS PER CLASS A COMMON SHARE:
Basic(1)....................................................         $--           $     2.79
Diluted(2)..................................................         $--           $     2.28

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(1) The assumed exercise of options and warrants in periods of net loss are anti-dilutive and are not included in the computation and presentation of loss per Class A Common share.

(2) The assumed exercise of options and warrants are anti-dilutive but are included in the calculation of diluted loss per Class A Common share in accordance with Regulation S-K, Item 601 (a) (11).